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                                                                  EXHIBIT 10.24


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Inter Institutional Agreement
SKI/Southern
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                          INTER-INSTITUTIONAL AGREEMENT
                                   (SK#3294)

         Effective on the ________ day of __________ , 1998 (the "Effective Date"),

         SLOAN-KETTERING INSTITUTE FOR CANCER RESEARCH, a not-for-profit corporation organized and existing under the laws of the State of New York, and having a place of business located at 1275 York Avenue, New York, New York 10021 (hereinafter "SKI") and

         SOUTHERN RESEARCH INSTITUTE, a not-for-profit corporation organized under the laws of the State of Alabama and having a place of business located at 2000 Ninth Avenue South, P.O. Box 55305, Birmingham, Alabama 35205 (hereinafter "Southern"), hereinafter collectively referred to as the "Parties, or individually as a "Party"

         in consideration of the mutual covenants contained herein, AGREE AS
FOLLOWS:

                                    ARTICLE 1
                            BACKGROUND & DEFINITIONS

s.1.1 The Parties to this agreement each have patents and/or patent applications relating to 2'-Fluoro-Arabinofuranosyl Purine Nucleoside technology including specific compounds, the synthesis of such compounds, and uses of such compounds as therapeutic treatments for cancer and other disease conditions, including:

         a. "SKI Patents" defined as compounds 3,4, 5 & 6 of claim 2 and compound 2 of claim 3 of U.S. Patent No. 4,751,221, issued June 14, 1988 entitled, 2'-Fluoro-Arabinofuranosyl Purine Nucleosides, and claim 1 of U.S. Patent No. 4,918,179 issued April 17, 1990 entitled 2'-Fluoro-Arabinofuranosyl Purine Nucleosides, and any conversions, continuations, continuations-in-part, divisionals, foreign equivalents, reissues, or other derivatives of these patents and patent applications and matters that are the subject of these patents and patent applications, (hereinafter referred to as "SKI Patents"); and

         b. "Southern Patents" defined as U.S. Patent 5,034,518 issued July 23, 1991 entitled, 2'-Fluoro-9-(2-Deoxy-2-Fluoro-(Beta)-D Arabinofuranosyl) Adenine Nucleosides, U.S. Patent 5,384,310 issued January 24, 1995 entitled 2'-Fluoro-2 Haloarabinoadinosines and Their Pharmaceutical Compositions, and U.S. Patent 5,661,136 issued August 26, 1997 entitled 2-halo-2'-fluoro ARA adenosines as antinoplastic agents, and any conversions, continuations, continuations-in-part, divisionals, foreign equivalents, reissues, or other derivatives of these patents and patent applications and matters that are the subject of these patents and patent


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Inter Institutional Agreement
SKI/Southern
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             applications (hereinafter referred to as "Southern Patents").

s.1.2 "Technology" shall include Southern Patents and those SKI Patents (listed in Exhibit B of this Agreement) to the extent necessary to enable the practice of Southern Patents and SKI Patents issued in countries in which Southern Patents are not issued or pending.

s.1.3 Inventions described in SKI Patents were developed at SKI by Drs. Kyoichi A. Watanabe, Chung K. Chu, and Jack J. Fox, and inventions described in Southern Patents were developed at Southern by Drs. John
         A. Montgomery and John A. Secrist, III (hereinafter collectively referred to as "Inventors").

s.1.4 The Parties desire to provide for the development, utilization, and commercialization of the Technology through licensing activities or codevelopment activities.

s.1.5 "Confidential Information" means (i) any know-how, information or material in tangible form that is marked as confidential or proprietary by the furnishing party at the time it is delivered to the receiving party, and (ii) information that is disclosed orally, provided that such information is specifically identified by the disclosing party as Confidential Information; and provided further that any information that is disclosed orally be confirmed in written summary form by the disclosing party within thirty (30) days. The party who receives Confidential Information from the other party is referred to in this Agreement as the "Recipient", and the disclosing Party is referred to as the "Discloser".


                                    ARTICLE 2
                                    OWNERSHIP

s.2.1 The Parties have or shall have separate agreements with their respective Inventors, whereby their respective Inventors agree to assign all right, title and interest in Inventions to their institutions, and whereby the respective Inventors agree to cooperate with and assist their institutions in preparing, filing, prosecuting and maintaining patent applications and patents relating to Inventions throughout the world.

s.2.2 Each Party shall explicitly retain their respective rights and ownership it may have in Technology.


                                    ARTICLE 3
                                COMMERCIALIZATION

s.3.1 The Parties shall each cooperate to achieve the commercial utilization and exploitation of Technology and shall keep each other informed of all requests by third Parties concerning commercial utilization or exploitation.



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Inter Institutional Agreement
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s.3.2    The Parties warrant and represent that with respect to Technology they are under no obligation to anyone other than the inventors, contributors, and funding agencies.

s.3.3 Except as otherwise expressly set forth in this Agreement, each Party MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING, AND ABSENSE OF INFRINGEMENT OF OR BY RIGHTS OF OTHERS.

s.3.4 Each Party is unaware of any claims asserted against them by any third parties with respect to patent infringement or any other type of liability relevant to licensing of the Technology, which have not been disclosed to the other Party as of the Effective Date of this Agreement.


                                    ARTICLE 4
                                     GRANTS

s.4.1. Upon execution of the codevelopment agreement between Southern and Eurobiotech Group, Inc. (hereinafter "Eurobiotech") shown in Exhibit A (hereinafter "Eurobiotech Agreement") by both Southern and Eurobiotech, SKI will have been deemed to have granted to Southern an exclusive, worldwide license to SKI's rights in the Technology, with the right to sublicense, to the extent necessary for Southern to fulfill its obligations under its license of the Technology to Eurobiotech Group, Inc.

s.4.2 Both SKI and Southern are free to use the Technology for their internal purposes in any way they deem fit, without informing the other party.


                                    ARTICLE 5
                               SHARING OF PROCEEDS

s.5.1 All proceeds received by Southern, including but not limited to cash or common stock payments, from the licensing or other commercial utilization of any portion of Technology pursuant to Articles 3 and 4, excluding fees for research & development, shall be apportioned seventy-five percent (75%) to Southern and twenty-five percent (25%) to SKI until the termination of Eurobiotech Agreement.

s.5.2 If Southern receives from Eurobiotech anything of value in lieu of cash payments, Southern shall share such payment with SKI according to
         Article 5.1, based on the fair market value of such payment on the date received by Southern, unless SKI waives in writing such payment obligation in part or in full.


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Inter Institutional Agreement
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s.5.3    Southern agrees to distribute to SKI it's share of royalty or other income in accordance with this Agreement, within thirty (30) days of receiving such payments. If distribution requires having shares of stock be put into SKI's name, Southern agrees to initiate such procedure within fifteen (15) days of receipt of such stock shares. Such payments shall be accompanied by a report from each licensee detailing the calculation of royalties or milestone payment being paid. Such payments shall show "Payment under Contract SK# 3294" on the check stub, and shall be sent to:
              Memorial Sloan-Kettering Cancer Center
              Office of Industrial Affairs
              1275 York Avenue
              New York, New York 10021
         Failure to pay such sums within thirty (30) days of receipt from licensee shall be considered a material breach of this Agreement and, after due notice according to Article 12, is sufficient grounds for termination of this Agreement with the non-paying Party.

s.5.4 Southern shall keep full, true and accurate records containing all particulars that may be necessary for the purpose of showing the proceeds paid. For the term of this Agreement, upon receipt of thirty
         (30) days prior written notice, Southern shall allow SKI or its agents to inspect such records for the purpose of verifying Southern's payment statements or compliance in other respects with this Agreement. Should such inspection lead to the discovery of a greater than five percent (5%) discrepancy in reporting to SKI's detriment, Southern agrees to pay the full cost of such inspection.

s.5.5 Southern agrees to copy SKI promptly with all material correspondence between Southern and Eurobiotech and to consult with Sloan-Kettering on all Southern decisions which may cost an estimated $1000 or more, or which may affect the value of the Technology or the income from the Technology by an estimated $1000 or more.


                                    ARTICLE 6
                          PATENT MANAGEMENT & EXPENSES

s.6.1 SKI shall be responsible for preparing, filing, prosecuting and maintaining SKI Patents. As of the Effective Date of the Eurobiotech Agreement, SKI shall maintain SKI Patent Rights until the expiration of such rights or the termination of this Agreement, whichever occurs first. SKI agrees to copy Southern on patent correspondence relating to SKI Patent Rights.

s.6.2 Southern shall be responsible for preparing, filing, prosecuting and maintaining Southern Patents. As of the Effective Date of the Eurobiotech Agreement, Southern shall maintain Southern Patent Rights until the expiration of such rights or the termination of this Agreement, whichever occurs first. Southern agrees to copy SKI on patent correspondence relating to Southern Patent Rights.

s.6.3 All costs and expenses associated with preparing, filing, prosecuting and maintaining


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Inter Institutional Agreement
SKI/Southern
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         all patent applications and patents relating to Technology shall be borne by the respective Party until the execution of the Eurobiotech Agreement. Upon signing the Eurobiotech Agreement, Southern shall be responsible for and pay all future costs and expenses incurred by SKI for the preparation, filing, prosecution, issuance, and maintenance of the SKI Patents. SKI or its outside patent counsel will submit invoices to Southern for such costs and expenses, and Southern shall pay the invoiced amount within sixty days (60) of the date of such invoice.

s.6.4 Failure to pay patent expenses shall be considered a material breach of contract and, after due notice according to Article 12, is sufficient grounds for termination of this Agreement with the non-paying Party.


                                    Article 7
                                    Interest

s.7.1 Southern shall pay to SKI interest on any amounts not paid when due. Such interest will accrue from the fifteenth (15th) day after the payment was due at a rate two percent (2%) above the daily prime interest rate, as determined by The Chase Manhattan Bank (N.A.) or its successor entity, on each day the payment is delinquent, and the interest payment will be due and payable on the first day of each month after interest begins to accrue, until full payment of all amounts due Sloan-Kettering is made.

s.7.2 SKI's rights to receive such interest payments shall be in addition to any other rights and remedies available to SKI.

s.7.3 If the interest rate required in this subsection exceeds the legal rate in a jurisdiction where a claim for such interest is being asserted, the required interest rate shall be reduced, for such claim only, to the maximum interest rate allowable in the jurisdiction.


                                    ARTICLE 8
                                 CONFIDENTIALITY

s.8.1 During the term of this Agreement and for a period of five years thereafter, the receiving party (hereinafter "Recipient") shall retain in confidence, and shall not disclose to a third party without the express written consent of the disclosing party (hereinafter "Discloser"), any Confidential Information disclosed under this Agreement, except for that Confidential Information which:

         a) was in the possession or control of the Recipient before it was received, as shown by written records;
         b) is available, or becomes available, to the public through no fault of Recipient or of any of Recipient agents or employees;
         c) is rightfully received from sources not bound by a similar confidentiality agreement


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Inter Institutional Agreement
SKI/Southern
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            with the Discloser, or
         d) is independently developed by Recipient without knowledge or use of the Confidential Information, as proven by competent evidence.

s.8.2 After receipt of written consent from Discloser to disclose Confidential Information to a third party, and prior to such disclosure, Recipient hereto shall obtain the written agreement of such third party, who is not otherwise bound by fiduciary obligations to Recipient, to hold in confidence and not make use of Confidential Information for any purpose other than those permitted by this Agreement. Recipient shall notify the other promptly upon discovery of any unauthorized use or disclosure of the Discloser's Confidential Information.

s.8.3 Nothing in this Agreement shall preclude SKI or Southern from making reports or disclosures required by the National Institutes of Health or any other organization which provided funds used for the research relating to Technology, or disclosing Confidential Information to the minimum extent required to comply with court orders, regulations or statutes.

                                    ARTICLE 9
                              PATENT INFRINGEMENT

s.9.1 If any Party becomes aware of any infringement of a patent covered by this Agreement, it shall notify and discuss with the other Party what action is required to terminate such infringement. Each Party shall have the option of taking action against any third party infringer of their respective patent rights. If both Parties agree to act against the infringement jointly, they shall share equally in the expenses and disbursements in connection with such action and shall also share equally all monies received as a result of such action. If one Party does not agree to join in the action against infringement, the other Party will have the right to prosecute a patent infringement action at their sole expense, and shall be entitled to retain all monies recovered.

s.9.2 If the Eurobiotech Agreement has been executed at the time the Parties become aware of any such infringement, Eurobiotech may join in such action against any third party infringer as specified in the Eurobiotech Agreement. In that event one or both Parties may elect not to join in the action against the third party infringer as specified in the Eurobiotech Agreement without being penalized according to Article 9.1.

                                   ARTICLE 10
                                INVENTORS SHARES

s.10.1 This Agreement does not preclude inventors from receiving from their respective institutions their share of royalty income and such other benefits, if any, specified under the respective patent policies of each of the Parties or under such other


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Inter Institutional Agreement
SKI/Southern
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        agreements that may exist between inventors and their respective institutions. No Party shall be responsible for the other Parties' obligations to their inventors.


                                   ARTICLE 11
                                NON-USE OF NAMES

s.11.1 Neither Party shall use the names of the other Party, nor any of its Affiliates, employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from the other Party in each case.


                                   ARTICLE 12
                              TERM AND TERMINATION

s.12.1 This Agreement shall remain in effect from the Effective Date until the last to occur of: (a) the expiration of the last to expire of SKI Patents and Southern Patents, (b) the expiration of the Eurobiotech Agreement, (c) termination according to s.12.2 of this Agreement, or
         (d) by mutual agreement of the parties expressed in writing.

s.12.2 Failure by any Party to comply with any of the material obligations and conditions contained in this Agreement shall entitle the other Party to give written notice requiring it to cure such default. If such default is not cured within sixty (60) days after receipt of such notice, the notifying Party shall be entitled (without prejudice to any of its other rights conferred on it by this Agreement) to terminate this Agreement with the defaulting Party by giving notice to take effect immediately.

s.12.3 Provisions of Article 8, and any other obligation incurred by a Party during the term of this Agreement shall survive termination.


                                   ARTICLE 13
                                  SEVERABILITY

s.13.1 If one or more of the provisions of this Agreement shall be held to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, provided that the intent of the Parties in entering into the Agreement is not materially affected thereby.


                                   ARTICLE 14
                                    NOTICES

s.14.1 Any communication required or permitted under this Agreement shall be made in writing and sent to such Party, postage prepaid, addressed to it as set out below, or as it shall subsequently designate by notice to the other Party. However, if the communication involves an alleged breach of this Agreement or a cancellation of this

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Inter Institutional Agreement
SKI/Southern
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         Agreement, such communication shall be sent by registered or certified mail or other means providing proof of delivery, and also communicated by telephone as promptly as possible. Communications or notices shall be addressed as follows:

         In the case of SKI, the communication or notice shall be addressed to:
                    Sloan-Kettering Institute for Cancer Research
                    1275 York Avenue
                    New York, New York 10021
                         Attention: James S. Quirk
                                    Senior Vice President
                                    Research Resources Management

         In the case. of Southern, the communication or notice shall be addressed to:

                    Southern Research Institute
                    2000 Ninth Avenue South
                    P.O. Box 55305
                    Birmingham, Alabama 35255-5305
                    Attention: President


                                   ARTICLE 15
                                 GOVERNING LAW

s.15.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


                                   ARTICLE 16
                                ENTIRE AGREEMENT


s.16.1 This instrument contains the entire Agreement between the Parties hereto and supersedes all prior Agreements with respect to Technology. Any modifications of this Agreement to be effective must be in writing and signed by all Parties.


                                   ARTICLE 17
                                 INDEMNIFICATION

s.17.1 Southern, and any sublicensee of rights granted under this Agreement, including Eurobiotech, shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold SKI, its Board of Managers, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the Licensed

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Inter Institutional Agreement
SKI/Southern
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         Product(s) and/or Licensed Process(es) or arising from any obligation of LICENSEE hereunder, except for any injuries, losses or damages that specifically result from the gross negligence or willful misconduct of SKI.


                                   ARTICLE 18
                            MISCELLANEOUS PROVISIONS

s.18.1 Each Party hereby acknowledges that the rights and obligations of this Agreement are subject to the laws and regulations of the United States relating to the export of products and technical information. Without limitation, each Party shall comply with all such laws and regulations.

s.18.2 This Agreement shall not be construed to grant any license or other rights to either party in any patent rights, know-how, or other technology of the other party, except as expressly provided in this Agreement.

s.18.3 Neither party shall assign its rights or obligations under this Agreement, in whole or in part, by operation of law or otherwise, without the prior written consent of the other, except to successor to all or substantially all of the party's assets or business operations relating to the intellectual property that is the subject of this Agreement. Any purported assignment in violation of this article shall be null and void.

s.18.4 The waiver by either party hereto of any right hereunder or of the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

s.18.5 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have used this Agreement to be duly executed as of the Effective Date.


Sloan-Kettering Institute for Cancer           Southern Research Institute
Research


By:                                            By:
   --------------------------------               ---------------------------
Name: James S. Quirk                           Name:
Title: Senior Vice President                   Title:
       Research Resources Management


  Date:                                        Date:
       ------------------, 1988                     ------------------, 1988




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Inter Institutional Agreement
SKI/Southern
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                                    EXHIBIT B



SKI Patents

         United States Patent Number 4,751,221 issued June 14, 1988
         United States Patent Number 4,918,179 issued April 17, 1990
         Canadian Patent Number 1,271,192 issued July 3, 1990
         EPO Patent Number 0219829 issued December 30, 1992 in Germany, France, and the United Kingdom
         Japanese Patent Number 1998734 issued December 5, 1995


Southern Patents

         United States Patent Number 5,034,518 issued July 23, 1991
         United States Patent Number 5,384,310 issued January 24, 1995
         United States Patent Number 5,661,136 issued August 26, 1997
         European Patent Number 0473708 issued January 15, 1997 in France,
            Germany, Great Britain, Italy, Netherlands, Spain, Sweden, and Switzerland
         European Patent Application Serial Number 92912163.0 filed May 7, 1992, designating Austria, Belgium, Germany, Greece, France, Italy, Luxembourg, Monaco, Netherlands, Spain, Sweden, Switzerland, and the United Kingdom.
         Japanese Patent Application Serial Number 2-508789 filed May 23, 1990 Japanese Patent Application Serial Number500121/1993 filed May 7, 1992 Canadian Patent Application Serial Number 2,102,782 filed May 7, 1992